 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 30, 2015, First National Community Bancorp, Inc. (the “Company”) issued a press release announcing that the holders of the Company’s 9.00%, fixed-rate subordinated notes due 2019 (the “Notes”) approved the Company’s proposal to amend the original terms of the Notes as follows: 1) reduce the interest rate payable on the Notes from 9.00% to 4.50% per annum effective July 1, 2015; and 2) accelerate a partial repayment of principal amount due under the Notes. The amendment to the Notes were conditional upon approval by the Federal Reserve Bank of Philadelphia, the Company’s regulator and receiving the consent to the proposed amendments from all holders of the entire principal amount of $25,000,000 in Notes outstanding. The Company received approval from its regulator on May 27, 2015 and received consents from each of the holders on June 26, 2015. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

Exhibits:

99.1     Press Release issued on June 30, 2015

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.

	By:	/s/ James M. Bone, Jr., CPA
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer

Dated: June 30, 2015